Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-185084 on Form S-8 of our report dated June 29, 2017, appearing in this Annual Report on Form 11-K of the I.D. Systems Inc. 401(k) Plan for the year ended December 31, 2016.

/s/ UHY LLP

New York, New York

June 29, 2017